BANK OF AMERICA
                      EXECUTIVE INCENTIVE COMPENSATION PLAN
                (as amended and restated effective April 1, 1998)

        THIS INSTRUMENT OF AMENDMENT AND RESTATEMENT is executed effective as of April 1, 1998 by BANKAMERICA CORPORATION, a Delaware corporation (the "Corporation").

                              Statement of Purpose

        NationsBank Corporation ("NationsBank") entered into an Agreement and Plan of Reorganization with BankAmerica Corporation, a Delaware corporation ("BankAmerica"), dated April 10, 1998 (the "Reorganization Agreement"). Pursuant to the Reorganization Agreement, NationsBank was re-incorporated as a Delaware corporation, BankAmerica merged into NationsBank, and the resulting Delaware corporation was renamed "BankAmerica Corporation," all effective as of the "Effective Time" as defined in the Reorganization Agreement. References herein to the "Corporation" include both NationsBank (prior to the Effective Time) and the Delaware corporation resulting from the consummation of the transactions contemplated by the Reorganization Agreement (from and after the Effective
Time).

        The Corporation originally established the NationsBank Corporation Executive Incentive Compensation Plan (the "Plan") effective January 1, 1994, and the Plan was most recently amended and restated effective January 1, 1997. Pursuant to the Plan, certain covered employees of the Corporation may receive annual incentive compensation based on the annual performance of the Corporation consistent with the "performance-based compensation" requirements of Section 162(m) of the Internal Revenue Code.

        Covered employees have been eligible to defer receipt of incentive compensation that may become payable under the Plan to Accounts established and maintained under the Plan. Effective April 1, 1998, all administration of Accounts is being transferred to the NationsBank 401(k) Restoration Plan, and all future deferrals of incentive compensation payable under this Plan will be administered under the NationsBank 401(k) Restoration Plan. This amendment and restatement of the Plan removes the deferred compensation components of the Plan effective April 1, 1998 consistent with the administrative changes described above.

        In addition, this amendment and restatement changes the name of the Plan and makes certain related changes in connection with the consummation of the transactions described in the Reorganization Agreement.

        In accordance with paragraph 7 of the Plan, the amendment and restatement of the Plan set forth herein has been approved by the Board of Directors of the Corporation.

        NOW, THEREFORE, the Plan is hereby amended and restated in its entirety to consist of the following paragraphs 1 through 9 effective as of the date hereof:

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1.      NAME:

        This plan shall be known as (i) prior to the Effective Time, the "NationsBank Corporation Executive Incentive Compensation Plan" and (ii) from and after the Effective Time, the "Bank of America Executive Incentive Compensation Plan" (the "Plan").

2.      PURPOSE AND INTENT:

        The Corporation established this Plan effective January 1, 1994 for the purpose of providing certain of its senior executive officers with annual incentive compensation based on the annual performance of the Corporation measured by objective corporate financial performance measures. This amendment and restatement is effective April 1, 1998. The intent of the Plan is to provide "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code. The provisions of the Plan shall be construed and interpreted to effectuate such intent.

3.      DEFINITIONS:

        For purposes of the Plan, the following terms shall have the following meanings:

        "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and references thereto shall include the valid Treasury regulations thereunder.

        "COMMITTEE" means all of the members of the Compensation Committee of the Board of Directors of the Corporation who are Outside Directors.

        "CORPORATION" means (i) prior to the Effective Time, NationsBank Corporation, a North Carolina corporation and (ii) from and after the Effective Time, BankAmerica Corporation, a Delaware corporation, and any successor thereto.

        "COVERED EMPLOYEE" for a Plan Year means any employee of the Corporation whose compensation is anticipated to be subject to the provisions of Section 162(m) of the Code and who is designated by the Committee prior to April 1 of such Plan Year as a "Covered Employee" under the Plan for such Plan Year, and any other key employee of the Corporation designated by the Committee prior to April 1 of a Plan Year as a "Covered Employee" under the Plan for such Plan Year.

     "EFFECTIVE TIME" means the "Effective Time" as defined under the Reorganization Agreement.

        "NET INCOME" means, with respect to a Plan Year, "net income" of the Corporation for such Plan Year determined in accordance with generally accepted accounting principles that would be reported in the Corporation's Annual Report to Shareholders for such Plan Year assuming payment of all awards under the Plan for such Plan Year without reduction by the Committee.

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

        "OUTSIDE DIRECTOR" means an "outside director" within the meaning of
Section 162(m)(4)(C)(i) of the Code.

        "PLAN YEAR" means the fiscal year of the Corporation beginning January 1 and ending December 31.

        "REORGANIZATION AGREEMENT" means the Agreement and Plan of Reorganization dated April 10, 1998 between NationsBank Corporation and BankAmerica Corporation.

4.      ADMINISTRATION:

        The Committee shall be responsible for administering the Plan. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Committee upon all matters within its scope of authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

5.      OPERATION:

        (a) Prior to April 1 of a Plan Year, the Committee shall designate the Covered Employees for the Plan Year.

        (b) Subject to the Committee's discretion to reduce awards under the Plan, each Plan Year each Covered Employee for such Plan Year shall be entitled to an award under the Plan equal to two-tenths of one percent (0.20%) of the Corporation's Net Income for such Plan Year.

        (c) Notwithstanding the provisions of paragraph 5(b) to the contrary, the Committee in its sole and exclusive discretion may reduce (including a reduction to zero) any award to a Covered Employee otherwise payable under the Plan for a Plan Year.

        (d) In accordance with Section 162(m)(4)(C)(iii) of the Code, prior to any payment under the Plan for a Plan Year, the Committee shall certify in writing the amount of Net Income for such Plan Year.

        (e) A Covered Employee's award under the Plan for a Plan Year shall be paid by the Corporation to such Covered Employee in cash, less applicable payroll and withholding taxes, within seventy-five (75) days after the certification by the Committee as provided in paragraph 5(d). Notwithstanding the foregoing, a Covered Employee may be eligible to defer all or any portion of the Covered Employee's award for the Plan Year pursuant to the terms and provisions of the NationsBank 401(k) Restoration Plan (or any successor thereto).

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

        (f) If the employment of a Covered Employee for a Plan Year is terminated for any reason during the Plan Year, the Covered Employee shall not receive any award under the Plan for such Plan Year.

        (g) Notwithstanding any provision of the Plan to the contrary, a reduction in the amount otherwise payable to a Covered Employee for a Plan Year as provided in paragraph 5(c) or paragraph 5(f) above shall not result in a recalculation of Net Income for such Plan Year.

6.  SHAREHOLDER APPROVAL:

        Shareholder approval for and ratification of the Plan was last obtained at the annual shareholders' meeting held during April 1997. The continued effectiveness of the Plan is subject to its approval and ratification by the shareholders of the Corporation at such other times as and to the extent required by Section 162(m)(4)(C)(ii) of the Code.

7. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN:

        The Board of Directors of the Corporation may amend, modify or terminate the Plan at any time, provided that no amendment, modification or termination of the Plan shall reduce the amount payable to a Covered Employee under the Plan as of the date of such amendment, modification or termination.

8.  APPLICABLE LAW:

        The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the state of North Carolina.

9.  MISCELLANEOUS:

        A Covered Employee's rights and interests under the Plan may not be assigned or transferred by the Covered Employee. To the extent the Covered Employee acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Corporation and the Covered Employee. Designation as a Covered Employee in the Plan shall not entitle or be deemed to entitle a Covered Employee to continued employment with the Corporation.

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

        IN WITNESS WHEREOF, this instrument has been executed by an authorized officer of the Corporation as of the day and year first above written.

                                            BANKAMERICA CORPORATION


                                            By:   /s/ ANN P. WEST
                                               ---------------------------
                                                Ann P. West
                                                Senior Vice President

                                            "Corporation"

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